                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 14, 1998



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


Delaware                       0-19294                         51-0265872
(State or other                (Commission File                (I.R.S. Employer
jurisdiction of                Number)                         Identification
organization)                                                  Number)



       7733 Forsyth Boulevard
             17th Floor
        St. Louis, Missouri                                             63105
(Address of principal executive offices)                              (Zip Code)



       Registrant's telephone number, including area code: (314) 863-7422

Item 2.    Acquisition or Disposition of Assets.

          On August 14, 1998, RehabCare Group, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiary, Healthcare Staffing Solutions, Inc., a Massachusetts corporation ("HSSI"), acquired all of the outstanding capital stock of StarMed Staffing, Inc., a Delaware corporation ("StarMed") and wholly-owned subsidiary of Medical Resources, Inc. ("MRI"), and related entities. The acquisition was consummated pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of July 8, 1998 (the "Agreement"), by and among MRI, HSSI and the Company.

          Pursuant to the Agreement, HSSI paid an aggregate of $33 million as consideration for the capital stock of StarMed and related entities. Two million of the $33 million purchase price has been placed in escrow to be available, for a specified period of time, to offset indemnification obligations that may be incurred by MRI. The purchase price paid in connection with the acquisition was determined through arms'-length negotiations among the parties to the Agreement. The funds utilized for the acquisition were obtained from borrowings under the Company's senior credit facility with NationsBank, N.A., Mercantile Bank National Association, U.S. Trust, Bank of America NTSA and Credit Lyonnais New York Branch.

          StarMed provides temporary staffing of nurses and nurse assistants to hospitals and nursing homes on a short-term and extended-term basis, and is one of the largest providers of temporary registered nurses in the United States. StarMed reported revenues of approximately $58 million for the twelve months ended December 31, 1997 and approximately $19.8 million for the three months ended March 31, 1998.

          The foregoing description is qualified in its entirety by reference to a copy of the Agreement, the related Escrow Agreement and L/C Procedures
Agreement and the press release which are attached as exhibits hereto and incorporated by reference herein.

Item 7.   Financial Statements and Exhibits.

          (a) Financial statements of businesses acquired. Pursuant to Item 7(a)(4) of Form 8-K, the Company will file the required financial statements of StarMed and related entities and pro forma financial information as soon as is practicable, but not later than 60 days after the date that this report is required to be filed.

          (b) Pro forma financial information. See Item 7(a) above.

          (c) Exhibits. See Exhibit Index.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 26, 1998

                                             REHABCARE GROUP, INC.



                                             By:/s/ John R. Finkenkeller
                                             -----------------------------------
                                             John R. Finkenkeller
                                             Senior Vice President
                                              and Chief Financial Officer

                                  EXHIBIT INDEX
Exhibit
Number  Description                                                        Page
------  -----------                                                        ----
2.1 Stock Purchase Agreement, dated as of July 8, 1998, by and among Medical Resources, Inc., Healthcare Staffing Solutions, Inc. and
        RehabCare Group, Inc.                                                5

2.2 Escrow Agreement, dated as of August 14, 1998, by and among Medical Resources, Inc., RehabCare Group, Inc. and IBJ Schroder
        Bank &Trust Company.                                                36

2.3     L/C  Procedures  Agreement,  dated  as of  July 8,  1998,  by and
        between Medical Resources, Inc. and RehabCare Group, Inc.           45

99.1    Text of press release, dated August 17, 1998, issued by RehabCare
        Group, Inc.                                                         54

                                                                     EXHIBIT 2.1














                            STOCK PURCHASE AGREEMENT


                                 by and between


                            MEDICAL RESOURCES, INC.,
                                   as Seller,


                                       and


                             REHABCARE GROUP, INC.,
                                       and


                      HEALTHCARE STAFFING SOLUTIONS, INC.,
                                    as Buyer









                                   Dated as of

                                  July 8, 1998

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I. DEFINITIONS

1.1.  Definitions    ..........................................................1

ARTICLE II. SALE OF SHARES

2.1.  Purchase and Sale of the Shares..........................................3
2.2.  Closing        ..........................................................3

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

3.1.  Corporate Organization, Etc..............................................4
3.2.  Capitalization of Companies..............................................5
3.3.  Company Subsidiaries.....................................................5
3.4.  Authority Relative to this Agreement.....................................5
3.5.  Consents and Approvals; No Violations....................................5
3.6.  Financial Statements.....................................................6
3.7.  Absence of Certain Changes...............................................6
3.8.  Compliance with Law......................................................7
3.9.  Contracts and Commitments................................................7
3.10.  No Undisclosed Liabilities..............................................7
3.11.  No Default    ..........................................................7
3.12.  Litigation    ..........................................................7
3.13.  Taxes         ..........................................................7
3.14.  Employee Benefit Plans; ERISA...........................................8
3.15.  Title to Properties.....................................................9
3.16.  Patents, Trademarks, Etc................................................9
3.17.  Insurance     .........................................................10
3.18.  Environmental Matters..................................................10
3.19.  Employee and Labor Matters.............................................10
3.20.  Brokers and Finders....................................................11
3.21.  Year 2000 Compliance...................................................11

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

4.1.  Corporate Organization; Etc.............................................11
4.2.  Authority Relative to this Agreement....................................11
4.3.  Consents and Approvals; No Violations...................................12
4.4.  Available Funds.........................................................12
4.5.  Brokers and Finders.....................................................12

ARTICLE V. COVENANTS

5.1.  Conduct of the Business Pending the Closing.............................12
5.2.  Access to Information...................................................14
5.3.  Disclosure Supplements..................................................15
5.4.  Consents and Approvals..................................................15
5.5.  Filings        .........................................................15
5.6.  Covenant to Satisfy Conditions..........................................15
5.7.  Further Assurances......................................................16
5.8.  Employee Benefit Matters................................................16
5.9.  Elimination of Indebtedness.............................................16
5.10.  Assumption of Certain Liabilities......................................16
5.11.  Section 338(h)(10) Election............................................16
5.12.  Insurance     .........................................................17

ARTICLE VI. CONDITIONS TO SELLER'S OBLIGATIONS

 6.1.  Representations and Warranties True....................................17
 6.2.  Performance   .........................................................17
 6.3.  Certificates  .........................................................17
 6.4.  No Injunction or Proceeding............................................17
 6.5.  HSR Act       .........................................................17
 6.6.  Lender Consent.........................................................17

ARTICLE VII. CONDITIONS TO BUYER'S AND PARENT'S OBLIGATIONS

 7.1.  Representations and Warranties of Seller True..........................17
 7.2.  Performance by Seller..................................................18
 7.3.  Certificates  .........................................................18
 7.4.  No Injunction or Proceeding............................................18
 7.5.  HSR Act       .........................................................18
 7.6.  Receipt of 1996 Audit..................................................18

ARTICLE VIII. TERMINATION AND ABANDONMENT; INDEMNIFICATION

 8.1.  Termination   .........................................................18
 8.2.  Procedure and Effect of Termination....................................19
 8.3.  Survival of Representations, Warranties and Covenants..................19
 8.4.  Indemnification........................................................19
 8.5.  Tax Matters   .........................................................22

ARTICLE IX. MISCELLANEOUS

 9.1.  Amendment and Modifications............................................23
 9.2.  Extension; Waiver......................................................23
 9.3.  Representations and Warranties; Etc....................................23
 9.4.  Entire Agreement; Assignment...........................................24
 9.5.  Validity      .........................................................24
 9.6.  Notices       .........................................................24
 9.7.  Governing Law .........................................................25
 9.8.  Specific Performance...................................................25
 9.9.  Publicity     .........................................................25
 9.10.  Arbitration  .........................................................25
 9.11.  Descriptive Headings..................................................26
 9.12.  Counterparts .........................................................26
 9.13.  Expenses     .........................................................26
 9.14.  Parties in Interest...................................................27
 9.15.  Interpretation........................................................27

                            STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 8, 1998, is by and between Medical Resources, Inc., a Delaware corporation ("Seller"), and Healthcare Staffing Solutions, Inc., a Massachusets corporation ("Buyer") and RehabCare Group, Inc., a Delaware corporation ("Parent").
          WHEREAS, Seller owns all of the issued and outstanding shares of common stock, par value $.01 per share of StarMed Staffing, Inc. ("StarMed"), a Delaware corporation, and all of the issued and outstanding shares of common stock, no par value, of Wesley Medical Resources, Inc. ("Wesley"), a California corporation (collectively, the "Shares"); and
          WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares, all in accordance with and subject to the terms and conditions of this Agreement; and
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained, Buyer and Seller hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1.  Definitions.  The terms  defined in this Article I,  whenever used herein,
shall  have  the  following   meanings  for  all  purposes  of  this  Agreement.

          "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
          "Agreement" shall have the meaning set forth in the preamble hereto. "Audited Financial Statements" shall have the meaning set forth in
Section 3.6 hereof.
          "Buyer" shall have the meaning set forth in the preamble hereto. "Buyer Disclosure Schedule" shall have the meaning set forth in
Article IV hereof.
          "Buyer  Indemnified  Parties"  shall  have the  meaning  set  forth in
Section 8.4(a) hereof.
          "Buyer  Material  Adverse  Effect" shall have the meaning set forth in
Section 4.1 hereof.
          "Closing" shall have the meaning set forth in Section 2.2(a) hereof. "Closing Date" shall have the meaning set forth in Section 2.2(a)
hereof.
          "Code" shall have the meaning set forth in Section 3.14(a) hereof. "Companies" shall mean StarMed and Wesley.
          "Company  Financial  Statements"  shall have the  meaning set forth in
Section 3.6 hereof.
          "Company Subsidiaries" shall mean the Subsidiaries of StarMed and Wesley.
          "Confidentiality  Agreement"  shall  have  the  meaning  set  forth in
Section 5.2 hereof.
          "Contracts" shall have the meaning set forth in Section 3.9 hereof. "Credit Facility" shall have the meaning set forth in Section 5.1(e). "Damages" shall have the meaning set forth in Section 8.4(a) hereof. "Deductible Amount" shall have the meaning set forth in Section 8.4(c)
hereof.
          "Dispute" shall have the meaning set forth in Section 9.10(a) hereof. "DOJ" shall have the meaning set forth in Section 3.5 hereof. "Encumbrance" shall mean any lien, encumbrance, security interest, charge, mortgage, option, pledge or restriction on transfer of any nature whatsoever (except, in the case of the Shares, for restrictions relating to applicable securities laws). "Environmental Claim" means any claim, action, demand, order, or written notice by or on behalf of, any Governmental Entity or Person alleging potential liability arising out of, based on or resulting from the violation of any Environmental Law or permit.
          "Environmental Laws" shall mean all Federal, state, and local laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the generation, treatment, storage, transport or handling of Hazardous Materials.

          "Escrow Agent" shall mean IBJ Schroder Bank & Trust Company or another bank or trust company mutually agreed between Buyer and Seller prior to the Closing Date.
          "Escrow Agreement" shall mean the escrow agreement among Buyer, Seller and the Escrow Agent substantially in the form of Exhibit A hereto.
          "Escrow Deposit" shall mean the Letter of Credit.
          "ERISA" shall have the meaning set forth in Section 3.14(a) hereof. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
          "FTC" shall have the meaning set forth in Section 3.5 hereof.
          "Final Determination" shall have the meaning set forth in Section 9.10(e) hereof.
          "GAAP" shall mean United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied.
          "Governmental Entity" shall have the meaning set forth in Section 3.5 hereof.
          "Hazardous Materials" means all substances defined as hazardous substances in the Comprehensive Environmental Response, Compensation and Liability Act.
          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
          "Indemnified Party" shall have the meaning set forth in Section 8.4(g) hereof.
          "Indemnifying Party" shall have the meaning set forth in Section 8.4(g) hereof.
          "Insurance Policies" shall have the meaning set forth in Section 3.17 hereof.
          "Intellectual  Property  Rights"  shall have the  meaning set forth in
Section 3.16(b) hereof.
          "L/C Procedures Agreement" shall mean the L/C procedures agreement between Seller and Parent substantially in the form of Exhibit B hereto.
          "Letter of Credit" shall mean the Letter of Credit (as defined in the L/C Procedures Agreement).
          "Material  Adverse Effect" shall have the meaning set forth in Section
3.1 hereof.
          "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.
          "Multiple Employer Plan" means a plan with two or more contributing sponsors, at least two of which are not under common control, within the meaning of Section 4063 of ERISA.
          "Notice of Arbitration" shall have the meaning set forth in Section 9.10(b) hereof.
          "Parent" has the meaning set forth in the Preamble hereto.
          "Permits" shall have the meaning set forth in Section 3.11 hereof. "Person" shall mean any individual, corporation, partnership, trust or other entity.
          "Plans" shall have the meaning set forth in Section 3.14(a) hereof. "Purchase Price" shall have the meaning set forth in Section 2.1 hereof.
          "Release" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act.
          "Representative" shall mean, with respect to any Person, each of such Person's directors, officers, employees, representatives and agents, and each of the heirs, executors and assigns of any of the foregoing.
          "Selling  Indemnified  Parties"  shall have the  meaning  set forth in
Section 8.4(b) hereof.
          "Single Employer Plan" means a defined benefit pension plan which is subject to Title IV of ERISA and which is not a Multiemployer Plan.
          "Seller" shall have the meaning set forth in the preamble hereto. "Seller Disclosure Schedule" shall have the meaning set forth in
Article III hereof.
          "Senior Notes" shall mean the Senior Notes of Seller issued pursuant to the Note Purchase Agreements dated as of February 20, 1997 and June 26, 1997 among Seller and the purchasers listed on Exhibit A thereto.
          "Shares" shall have the meaning set forth in the preamble hereto. "StarMed" shall have the meaning set forth in the preamble hereto.

          "Straddle Period" shall have the meaning set forth in Section 8.5(a) hereof.
          "Subsidiary" of a Person shall mean a corporation, partnership, joint venture, association, limited liability company or other entity of which such Person owns, directly or indirectly, more than 50% of the outstanding voting stock or other ownership interest.
          "Taxes" shall have the meaning set forth in Section 3.13(c) hereof. "Tax Claim" shall have the meaning set forth in Section 8.5(c) hereof. "Tax Return" shall have the meaning set forth in Section 3.13(c)
hereof.
          "Termination Date" shall have the meaning set forth in Section 8.1(b). "338(h)(10) Election" shall have the meaning set forth in Section 5.11 hereof.
          "Unaudited  Financial  Statements" shall have the meaning set forth in
Section 3.6 hereof.
          "Wesley" shall have the meaning set forth in the preamble hereto.

ARTICLE  II.
SALE OF SHARES

2.1. Purchase and Sale of the Shares. Buyer and Seller hereby agree that upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances, the Shares for a purchase price equal to Thirty Three Million Dollars ($33,000,000) (the "Purchase Price").

2.2. Closing. (a) Subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the closing of the purchase and sale of the Shares and the other transactions contemplated hereby (the "Closing") shall be held at 10:00 a.m. on the third business day following the satisfaction of such conditions (or such other place as the parties may mutually agree). The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

          (b) At the Closing, Seller shall deliver the following to Buyer:

              (i) Stock certificate(s) with appropriate transfer stamps, if any, affixed thereto, representing the Shares with appropriate stock powers duly endorsed in blank or accompanied by other duly executed instruments of transfer;


              (ii) All other documents required to be delivered by Seller on or prior to the Closing Date pursuant to this Agreement or otherwise required from Seller in connection herewith;

              (iii) The resignations of such members of the boards of directors of each of the Companies as Buyer shall have requested in writing no less than two business days prior to the Closing Date;

              (iv) The stock books, stock ledgers, minute books and corporate seals of each of the Companies; provided, that any of the foregoing items shall be deemed to have been delivered pursuant to this Section 2.2(b)

              (iv) if such item has been delivered to or is otherwise located at any offices of the Companies;

              (v)    The Escrow Agreement;

              (vi)   The L/C Procedures Agreement;

              (vii) The certificates contemplated by Section 7.3 hereof as Buyer shall have requested in writing no less than two business days prior to the Closing Date; and

              (viii) All other  documents  required to be delivered by Seller on or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required by Buyer in connection herewith as Buyer shall have requested in writing no less than two business days prior to the Closing Date.
          (c) At the Closing, Buyer and Parent shall deliver to Seller or such other person as provided below:

              (i)    The Purchase Price less $2,000,000;

              (ii) The Letter of Credit to the Escrow Agent in accordance with the Escrow Agreement;

              (iii)  The Escrow Agreement;

              (iv)   The L/C Procedures Agreement;

              (v) The certificates contemplated by Section 6.3 hereof as Seller shall have requested in writing no less than two business days prior to the Closing Date; and

              (vi) All other documents required to be delivered by Buyer on or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required by Seller in connection herewith as Seller shall have requested in writing no less than two business days prior to the Closing Date.

          (d) All  payments  to be made by  Buyer  or  Parent  pursuant  to this
Section 2.2 shall be made by wire transfer of immediately available funds to such bank account or bank accounts designated at least two business days prior to the Closing Date by Seller.


ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLER

                  Except as set forth in the Disclosure Schedule delivered by Seller to Buyer concurrently with the execution and delivery by Seller of this Agreement (the "Seller Disclosure Schedule"), Seller hereby represents and warrants to Buyer and Parent as follows:

3.1. Corporate Organization, Etc. Each of Seller, the Companies and each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets, except where the failure to be so organized, existing and in good standing or to have such power or authority will not, in the aggregate, either (i) have a material adverse effect on the business, operations, assets or financial condition or results of operations of the Companies and the Company Subsidiaries taken as a whole or (ii) materially impair the ability of Seller to perform any of its obligations under this Agreement (either of such effects, a "Material Adverse Effect"). Each of Seller, the Companies and each of the Company Subsidiaries is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which ownership of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed will not have a Material Adverse Effect. True and complete copies of the Articles of Incorporation and By-Laws of the Companies, as presently in effect, have been heretofore delivered to Buyer.

3.2. Capitalization of Companies . The authorized capital stock of each of the Companies and the Company Subsidiaries is as set forth in Section 3.2 of Seller Disclosure Schedule. All the Shares are issued and outstanding as of the date of this Agreement. All of the Shares are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. There are no outstanding (a) securities convertible into or exchangeable for the capital stock of the Companies or the Company Subsidiaries, (b) options, warrants or other rights to purchase or subscribe for capital stock of the
Companies or the Company Subsidiaries, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Companies or the Company Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, either of the Companies or the Company Subsidiaries is subject or bound. There are no voting trusts, stockholders' agreements or other similar instruments restricting or relating to the rights of the holders of Shares to vote, transfer or receive dividends with respect to the Shares.

3.3. Company Subsidiaries. Section 3.3 of Seller Disclosure Schedule lists each of the Company Subsidiaries. All issued and outstanding shares of capital stock of each of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by one of the Companies, free and clear of all Encumbrances and any preemptive rights in respect thereto. True and complete copies of the Certificate of Incorporation and By-Laws of each of the Company Subsidiaries have been heretofore delivered to Buyer.

3.4. Authority Relative to this Agreement. Seller has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This
Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement has been duly authorized, executed and delivered by Buyer, this Agreement constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

3.5. Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby by Seller will (a) violate any provision of the certificate of incorporation or by-laws (or other comparable governing documents) of Seller, the Companies or the Company Subsidiaries, (b) require any consent, waiver, approval, license, authorization or permit of, or filing with or notification to, any Federal, state, local or foreign government, executive official thereof, governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign (a "Governmental Entity"), except for (i) filings with the Federal Trade Commission (the "FTC") and with the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the HSR Act, and the rules and regulations promulgated thereunder and (ii) such consents, waivers, approvals, authorizations, permits, filings or notifications which, if not obtained or made, will not, in the aggregate, have a Material Adverse Effect, (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any indenture, mortgage, note, bond, encumbrance, license, government registration, contract, lease, franchise, permit, agreement or other instrument or obligation to which any of Seller, the Companies or the Company Subsidiaries is a party or by which Seller, the Companies or the Company Subsidiaries or any of their respective properties or assets may be bound, except such violations, breaches and defaults which, in the aggregate, will not have a Material Adverse Effect or (d) violate any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity applicable to Seller, the Companies or the Company Subsidiaries or by which any of their respective properties or assets may be bound, except such violations which, in the aggregate, will not have a Material Adverse Effect.

3.6. Financial Statements. Seller has previously furnished to Buyer the (i) unaudited combined balance sheets of the Companies, the related combined statements of earnings, changes in stockholders equity and cash flows of the Companies for the three months ended March 31, 1998 (the "Unaudited Financial Statements") and (ii) the audited combined balance sheet of the Companies and the related audited combined statements of earnings, changes in stockholders equity and cash flows of the Companies (including any related notes) for the fiscal year ended December 31, 1997, together with the report thereon of the independent public accountants of the Companies (the "Audited Financial Statements" and, together with the Unaudited Financial Statements, the "Company Financial Statements"). Each of the balance sheets included in the Company Financial Statements, in all material respects, fairly presents the combined financial position of the Companies as of its date, and the other related statements included in the Company Financial Statements, in all material respects, fairly present the combined results of operations and changes in combined financial position of the Companies for the periods presented therein, all in conformity with GAAP, applied on a consistent basis during the periods involved, except as otherwise noted therein, and except, in the case of the Unaudited Financial Statements, for the absence of notes thereto and for customary year-end adjustments which are not material to the financial position or results of operations of the Companies taken as a whole.

3.7. Absence of Certain Changes. Since March 31, 1998, the Companies and the Company Subsidiaries taken as a whole have not (a) suffered any change in its business, operations or financial position, except such changes which, in the aggregate, are not reasonably likely to have a Material Adverse Effect, (b) conducted their respective businesses in any material respect not in the ordinary and usual course consistent with past practice or (c) except in the ordinary course of business and consistent with past practice, (i) incurred any long-term indebtedness or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other Person, (ii) declared, set aside for payment or paid any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the capital stock of the Companies, or redeemed or otherwise acquired any shares of capital stock of the Companies or the Company Subsidiaries, (iii) sold, transferred or otherwise disposed of, any of their material property or assets, (iv) created any material Encumbrance on any of their material property or assets, (v) increased in any manner the rate or terms of compensation of any of their directors, officers or other employees, (vi) paid or agreed to pay any pension, retirement allowance or other employee benefit not required by any existing Plan or other agreement or arrangement to any such director, officer or employee, whether past or present, or (vii) entered into or amended any employment, bonus, severance or retirement contract.

3.8. Compliance with Law. The business of the Companies and the Company Subsidiaries is not being conducted in violation of any applicable order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity, except such violations which, in the aggregate, will not have a Material Adverse Effect.

3.9. Contracts and Commitments. Section 3.9 of Seller Disclosure Schedule sets forth, as of the date of this Agreement, a list of all written Insurance Policies, collective bargaining agreements, employment, consulting or similar agreements, real and personal property leases involving annual payments in excess of $25,000 other agreements, including any oral agreements, requiring annual payments in excess of $25,000 guarantees, indentures, mortgages and notes or other debt instruments evidencing indebtedness and agreements containing covenants not to compete (collectively, the "Contracts") to which the Companies or the Company Subsidiaries is a party. Neither the Companies nor the Company Subsidiaries is in breach or default and, to the knowledge of Seller, no other party to any of the Contracts is as of the date of this Agreement in breach or default (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) under any of the Contracts, except such defaults which, in the aggregate, will not have a Material Adverse Effect.

3.10. No Undisclosed Liabilities. None of the Companies and the Company Subsidiaries has any liabilities (whether absolute, accrued, contingent or otherwise), except (i) as and to the extent set forth in the Company Financial Statements (including the notes thereto), (ii) such immaterial contractual liabilities as are not required to be disclosed pursuant to Section 3.9 hereof to which any of the Companies or the Company Subsidiaries is a party, and (iii) such liabilities which were incurred in the ordinary course of business or which, in the aggregate, are not material to the Companies and the Company Subsidiaries taken as a whole.

3.11. No Default. Neither the Companies nor any of the Company Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or By-Laws (or other comparable governing documents) or (ii) any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity applicable to the Companies and the Company Subsidiaries, except such defaults and violations which, in the aggregate, will not have a Material Adverse Effect. The Companies and the Company Subsidiaries have all governmental permits, licenses and authorizations necessary for the conduct of their businesses in all material respects as presently conducted (the "Permits") and are in compliance with the terms of the Permits, except for such Permits the absence of which would not have a Material Adverse Effect or any non-compliance which will not have a Material Adverse Effect.

3.12. Litigation. As of the date of this Agreement, there is no action, suit or proceeding pending, or, to the knowledge of Seller, action, suit or proceeding threatened, against the Companies or the Company Subsidiaries or any properties or rights of the Companies or the Company Subsidiaries, before any Governmental Entity which (a) involves a claim in excess of $50,000 or (b) seeks material injunctive relief. As of the date of this Agreement, neither of the Companies nor any of the Company Subsidiaries has received notice that it is subject to any outstanding injunction, writ, judgment, order or decree of any Governmental Entity which will have a Material Adverse Effect.

3.13. Taxes. (a) The Companies and the Company Subsidiaries have, within the time and manner prescribed by law, (i) filed with the appropriate taxing authorities (or joined in the filing of) all Tax Returns required to be filed by it in respect of any Taxes other than those Tax Returns the failure of which to file would not have a Material Adverse Effect, and each such Tax Return was complete and accurate in all material respects and (ii) paid in full all Taxes shown to be due and payable thereon.

          (b) (i) No deficiencies for any Taxes have been asserted in writing or, to the knowledge of Seller, verbally proposed or assessed against either of the Companies or any of the Company Subsidiaries which remain unpaid and which in the aggregate are material to the business or financial condition of the Companies and the Company Subsidiaries taken as a whole, or which are not being contested in good faith by appropriate proceedings; (ii) the Companies have adequately reserved for all material Taxes payable by the Companies or any of the Company Subsidiaries for which no Tax Return has yet been filed; (iii) neither the Companies nor any of the Company Subsidiaries is a "foreign person" for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"); and (iv) neither of the Companies is a party to any tax sharing agreement with Seller or any corporate subsidiary of Seller relating to federal income taxes of the "affiliated group," as defined under Section 1504(a) of the Code, that includes Seller.

          (c) For purposes of this Agreement, (i) "Taxes" shall mean all U.S. Federal, state, local or foreign and other taxes, assessments, duties and similar charges of any kind imposed by any taxing authority, including interest, penalties and additions thereto, and (ii) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

3.14. Employee Benefit Plans; ERISA. (a) Section 3.14(a) of Seller Disclosure Schedule sets forth a complete and correct list of all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Companies or any of the Company Subsidiaries or to which the Companies or any of the Company Subsidiaries has any obligation or liability, contingent or otherwise; and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, stock award, stock option, stock purchase, severance, parachute or other material employee benefit policies or arrangements which the Companies or any of the Company Subsidiaries maintains or to which the Companies or any of the Company Subsidiaries has any obligation or liability (contingent or otherwise) (collectively referred to as the "Plans").

          (b) None of the Plans is a Multiemployer Plan or a Multiple Employer Plan. None of the Companies or any of the Company Subsidiaries has any present liability due to a complete or partial withdrawal from a Multiemployer Plan or Multiple Employer Plan or due to the termination or reorganization of a Multiemployer Plan, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Companies or any of the Company Subsidiaries.

          (c) None of the Plans is a Single Employer Plan and none of the Companies or any of the Company Subsidiaries has any outstanding liability under
Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Companies or any of the Company Subsidiaries.

          (d) Each Plan that is intended to qualify under Section 401(a) of the Code, and the trust maintained pursuant thereto, has been determined to be so qualified and exempt from taxation under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such Plan that could reasonably be expected to adversely affect such qualification or tax-exempt status.

          (e) All contributions (including all employer contributions and employee contributions) required to have been made by the Companies and the Company Subsidiaries under the Plans or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which become due (including any valid extension) will have been paid by the Closing Date.

          (f) There has been no violation of ERISA or the Code with respect to the filing of applicable reports, documents or notices regarding the Plans with any governmental authority or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Plans, except for such violations as would not result in a Material Adverse Effect.

          (g) True, correct and complete copies of the following documents, with respect to each of the Plans, have been made available to Buyer by the Companies, if applicable: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) summary plan descriptions; and (iv) and any written agreements, policies or practices.

          (h) The Plans have been maintained and administered in all respects in accordance with their terms and applicable laws, which include but are not limited to all the provisions of ERISA and the Code, except for such violations as would not result in a Material Adverse Effect.

          (i) There are no pending or, to the knowledge of the Companies and the Company Subsidiaries, threatened actions, claims or proceedings against or relating to any Plan, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such plans (other than routine benefit claims).

          (j) To the knowledge of the Companies or the Company Subsidiaries, none of the Companies or the Company Subsidiaries or any "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction", as defined in Section 4975 of the Code or Section 406 of ERISA, or taken any action, or failed to take any action, which could reasonably result in any material liability under ERISA or the Code.

3.15. Title to Properties. The Companies and the Company Subsidiaries have good and valid title to all of the material assets and properties (real and personal) which they own, and such assets and properties are owned free and clear of all Encumbrances, except for (i) Encumbrances to secure indebtedness reflected on the Company Financial Statements or indebtedness incurred in the ordinary course of business and consistent with past practice after the date thereof, (ii) mechanics', materialmens' and other Encumbrances which have arisen in the ordinary course of business and (iii) Encumbrances which, in the aggregate, are not reasonably likely to impair, in any material respect, the continued use of such asset or property.

3.16. Patents, Trademarks, Etc. (a) Seller has previously delivered to Buyer a true and complete list of all Intellectual Property Rights filed by, or issued or registered to, the Companies or the Company Subsidiaries and all material intellectual property license agreements to which the Companies or the Company Subsidiaries are a party. With respect to registered trademarks, such list sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers.

          (b) (i) The Companies or the Company Subsidiaries own or possess adequate licenses or other valid rights to use all United States and foreign patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications and registrations therefor, trade secrets and other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, which are material to the conduct of the business of the Companies and the Company Subsidiaries taken as a whole (the "Intellectual Property Rights"), (ii) as of the date of this Agreement, the validity of the Intellectual Property Rights and the title or rights to use thereof of the Companies or the Company Subsidiaries are not being questioned in any litigation to which the Companies or the Company Subsidiaries is a party, nor to the knowledge of Seller, is any such litigation threatened, (iii) as of the date of this Agreement, none of the Companies or the Company Subsidiaries has received notice that is a party to any litigation in connection with which a Person has alleged that the conduct of the business of the Companies or the Company Subsidiaries infringed or infringes with any valid patents, trademarks, trade name, service marks or copyrights of others, nor, to the knowledge of Seller, is any such litigation threatened, and (iv) to the knowledge of Seller,
(A) no Person is materially infringing upon or violating any of the Intellectual Property Rights and (B) no material claim is pending or threatened to that effect.

3.17. Insurance. The Companies and the Company Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for their business, assets and properties. All material insurance policies (the "Insurance Policies") with respect to the property, assets, operations and business of the Companies and the Company Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in full, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. As of the date of this Agreement, there are no pending material claims under the Insurance Policies by the Companies as to which the insurers have denied liability. Seller makes no representation or warranty that such insurance will be continued or is continuable after the Closing.

3.18. Environmental Matters. To Seller's knowledge (a) the Companies and the Company Subsidiaries are in compliance with all applicable Environmental Laws, except where failure to be in compliance would not have a Material Adverse Effect; (b) there is no Environmental Claim pending or threatened against the Companies or any of the Company Subsidiaries which would have a Material Adverse Effect; and (c) no person or party has any reasonable basis for any action or proceeding against the Companies or any of the Company Subsidiaries relating to the violation by the Company or any of the Company Subsidiaries of any Environmental Law which could have a Material Adverse Effect and none of the Companies and the Company Subsidiaries has received oral or written notice of, nor does Seller have any reason to believe there is, any existing or pending violation, citation, claim or complaint relating to the violation of any Environmental Law by the Companies or the Company Subsidiaries, which violation is reasonably likely to have a Material Adverse Effect.

3.19. Employee and Labor Matters. Neither the Companies nor any of the Company Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by them, no collective bargaining agreement is being negotiated by the Companies or any of the Company
Subsidiaries, and none of Seller, the Companies or the Company Subsidiaries knows of any activities or proceedings of any labor union to organize any of the employees of the Companies and the Company Subsidiaries. As of the date hereof,
(i)  the  Companies  and  the  Company  Subsidiaries are in  compliance  in  all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment,
(ii) there are no material charges with respect to or relating to the Companies or any of the Company Subsidiaries pending before the Equal Employment

Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (iii) there is no labor dispute, strike or work stoppage against the Companies or the Company Subsidiaries, pending or, to Seller's knowledge, threatened which may interfere with the business activities of the Companies and the Company Subsidiaries taken as a whole, except where such non-compliance, charge, dispute, strike or work stoppage would not have a Material Adverse Effect. As of the date hereof, to the knowledge of Seller, neither the Companies and the Company Subsidiaries nor their respective representatives or employees has committed any unfair labor practices in connection with the operation of the business of the Companies and the Company Subsidiaries, and there is no charge or complaint against the Companies or the Company Subsidiaries, by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect.

3.20.  Brokers  and  Finders.  None of  Seller,  the  Companies  or the  Company
Subsidiaries or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, except for fees and expenses payable to SBC Warburg Dillon Read Inc. for investment banking and other advisory services which fees and expenses will be paid by Seller.

3.21. Year 2000 Compliance. To Seller's knowledge, the software package that the Companies are contemplating acquiring from HealthNet Systems, Inc. for the Companies' per diem business pursuant to the proposal attached as Section 3.21 of Seller Disclosure Schedule will be year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed, except where the failure to correctly process such data would not have a Material Adverse Effect.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER

                  Except as set forth in the Disclosure Schedule delivered by Buyer and Parent to Seller concurrently with the execution and delivery by Buyer of this Agreement (the "Buyer Disclosure Schedule"), each of Buyer and Parent jointly and severally represents and warrants to Seller as follows:

4.1. Corporate Organization; Etc. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets except where the failure to be so organized, existing and in good standing or to have such power or authority would not, in the aggregate, either (i) have a material adverse effect on the business, operations, assets or financial condition of Buyer or (ii) impair, hinder or adversely affect the ability of Buyer to perform any of its obligations under this Agreement or to consummate the transactions contemplated hereby (either of such effects, a "Buyer Material Adverse Effect").

4.2. Authority Relative to this Agreement. Each of Buyer and Parent has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on the part of Buyer and Parent and no other corporate proceedings on the part of Buyer or Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and
validly  executed  and  delivered  by   Buyer  and  Parent  and,  assuming  this

Agreement has been duly authorized, executed and delivered by each of the other parties hereto, this Agreement constitutes a valid and binding agreement of Buyer and Parent, enforceable against each of Buyer and Parent in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

4.3. Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by Buyer or Parent nor the consummation of the transactions contemplated hereby by Buyer or Parent will (a) violate any provision of the articles of incorporation or by-laws of Buyer or Parent, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) filings with the FTC and the DOJ pursuant to the HSR Act and (ii) such consents, waivers, approvals, authorizations, permits, filings or notifications which, if not obtained or made, will not, in the aggregate, have a Buyer Material Adverse Effect or (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any indenture, mortgage, note, bond, encumbrance, license, government registration, contract, lease, franchise, permit, agreement or other instrument or obligation to which Buyer or Parent is a party or by which Buyer or Parent or any of its properties or assets may be bound, except such violations, breaches and defaults which, in the aggregate, will not have a Buyer Material Adverse Effect or (d) violate any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity applicable to Buyer or Parent or by which any of its properties or assets may be bound, except such violations which, in the aggregate, will not have a Buyer Material Adverse Effect.

4.4. Available Funds. As of the date of this Agreement, and as of the Closing, Buyer or Parent will have sufficient funds available to satisfy the obligation of Buyer to pay the Purchase Price and to pay all fees and expenses of Buyer related to the transaction contemplated hereby.

4.5. Brokers and Finders. None of Buyer, Parent or any of their respective officers, directors or employees has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement for which Seller, or in the event the Closing does not occur, the Companies or Seller, has or could have any liability.

ARTICLE V.
COVENANTS

5.1. Conduct of the Business Pending the Closing. Except as contemplated by this Agreement, as set forth in Section 5.1 of Seller Disclosure Schedule or with the prior written consent of Buyer or Parent, during the period from the date of this Agreement to the Closing, Seller will cause the Companies to, conduct their respective businesses and operations (including but not limited to, the management of the payment and receipt of the Companies' and the Company Subsidiaries' accounts payable and accounts receivable, respectively), according to their ordinary and usual course of business consistent with past practice and will use all reasonable efforts consistent therewith to preserve intact the Companies' properties, assets and business organizations, to keep available the services of the Companies' officers and employees and to maintain satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships with the Companies, in each case in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, Seller shall use its reasonable best efforts to manage the business of the Companies so as to avoid a material adverse change in March 31 Working Capital, and to have a combined cash balance on the Closing Date at the Companies and the Company Subsidiaries of approximately $500,000. For purposes of the previous sentence, March 31 Working Capital shall mean the combined current assets (including for purposes of this definition only, cash of $500,000), less the combined current liabilities (excluding (a) any amounts due from the Companies or the Company Subsidiaries to Seller or any subsidiary of Seller, (b) any short-term indebtedness for notes payable or borrowed money and (c) any accrued income taxes for the 1998 tax year) of the Companies and the Company
Subsidiaries taken as a whole as of March 31, 1998, which the parties acknowledge was approximately $13 million as of March 31, 1998 (which amount reflects adjusted cash of $500,000). Buyer acknowledges that the foregoing does not constitute a guarantee by Seller of any minimum combined working capital for the Companies and the Company Subsidiaries. Seller will not, and will not permit the Companies to, take any action with the purpose of causing any of the conditions to Buyer's obligations set forth in Article VII hereof to not be satisfied. Except as set forth in Section 5.1 of Seller Disclosure Schedule, without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, Seller will not permit the Companies, prior to the Closing, without the prior written consent of Buyer or Parent, to:

          (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class (including Shares), or securities convertible into or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities or (ii) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

          (b) declare or pay any dividend or distribution on any shares of the capital stock of the Companies;

          (c) redeem, purchase or otherwise acquire any outstanding shares of the capital stock of the Companies;

          (d) propose or adopt any amendment to the Certificate of Incorporation or By-Laws of the Companies;

          (e) except in the ordinary course of business consistent with past practice or pursuant to the terms of StarMed's existing credit facility (the "Credit Facility"), incur any long-term indebtedness or issue any debt securities or assume, guarantee or endorse the obligations of any other Person;

          (f) (i) increase in any manner the rate or terms of compensation or benefits of any of its directors, officers or other employees, except as may be allowed under existing employment agreements or such increases as are granted in the ordinary course of business consistent with past practice, or (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing Plan or other agreement or arrangement to any such director, officer or employee, whether past or present, or (iii) enter into or amend any employment, bonus, severance or retirement contract or adopt any employee benefit plan;

          (g) (i) except in the ordinary course of business consistent with past practice, sell, lease, transfer or otherwise dispose of, any of its material property or assets or (ii) except for Encumbrances securing amounts outstanding under the Credit Facility, create any Encumbrance on any of its material property or assets;

          (h) make any loans, advances or capital contributions, except advances for travel and other normal business expenses to officers and employees in an aggregate amount outstanding at any one time not to exceed $10,000;

          (i) enter into other material agreements, commitments or contracts, except agreements, commitments or contracts made in the ordinary course of business consistent with past practice; or

          (j) fail to maintain all its assets in good repair and condition, except to the extent of wear or use in the ordinary course of business and consistent with past practice or damage by fire or other unavoidable casualty;

          (k) institute, settle or dismiss any action, claim, demand, lawsuit, proceeding, arbitration or grievance by or before any Governmental Entity threatened against, relating to or involving the Companies or the Company Subsidiaries in connection with any business, asset or property of the Company or the Company Subsidiaries other than in the ordinary course of business consistent with past practices but not, in any individual case, in excess of $50,000; or

          (l) agree in writing to take any of the foregoing actions.

5.2. Access to Information. From the date of this Agreement to the Closing, Seller will, and will cause the Companies to (i) give Buyer and its authorized Representatives reasonable access to all personnel, books, records, offices and other facilities and properties of the Companies and the Company Subsidiaries,
(ii) permit Buyer to make such inspections thereof as Buyer may reasonably request and (iii) cause its officers to furnish Buyer with such financial and operating data and other information (other than detailed information with respect the identity, address and social security number of nurses and nurse-practitioner personnel of the Companies and the Company Subsidiaries) with respect to the business and properties of the Companies and the Company Subsidiaries as Buyer may from time to time reasonably request; provided, however, that any such access shall be conducted at a reasonable time and in such a manner as not to interfere unreasonably with the operation of the business of the Companies; provided further that Buyer and its authorized Representatives shall not contact or hold discussions with customers, suppliers or non-management employees of the Companies of the Company Subsidiaries without the prior written consent of Seller, such consent not to be unreasonably withheld. All such information and access shall be subject to the terms and conditions of the letter agreement dated April 7, 1998, between Parent and Seller (the "Confidentiality Agreement"). Notwithstanding anything to the contrary in this Agreement, neither the Companies nor the Company Subsidiaries shall be required to disclose any information to Buyer, Parent or their authorized Representatives if doing so could violate any agreement or federal, state, local or foreign law, rule or regulation to which any of the Companies or the Company Subsidiaries is a party or to which any of them is subject. Following the Closing, neither Buyer, nor Parent will, nor will either of Buyer or Parent permit the Companies or any of the Company Subsidiaries to, engage in any discussions or provide any oral or written information to any of the plaintiffs or any other persons (or their counsel or representatives) in any of the matters referred to in Section 5.10 of Seller Disclosure Schedule, unless Buyer and Parent have received the prior written consent of Seller or unless Buyer or Parent is compelled to do so as a matter of law.

5.3. Disclosure Supplements. From time to time prior to the Closing, Seller will supplement or amend Seller Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in Seller Disclosure Schedule or which is necessary to complete or correct any information in Seller Disclosure Schedule or in any representation or warranty of Seller which has been rendered inaccurate thereby. No such supplement or amendment shall be given effect for purposes of determining (a) the satisfaction of the conditions set forth in Article VII hereof, except as explicitly set forth herein including as set forth in Article VII hereof and (b) Buyer's right to indemnification pursuant to Section 8.4(a) hereof, except as specifically set forth in Section 8.4(e) hereof.

5.4. Consents and Approvals. (a) Each of the parties hereto shall use its reasonable best efforts to (i) obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement under any federal, state, local or foreign law or regulation, (ii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby and
(iii) effect all necessary registrations and filings including, but not limited to, filings under the HSR Act and submissions of information requested by any Governmental Entity. The parties hereto further covenant and agree, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to respectively use their reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

          (b) Each party hereto shall promptly inform the other of any material communication from the FTC, the DOJ or any other Governmental Entity regarding any of the transactions contemplated hereby. If any party hereto or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer or Parent shall advise Seller promptly in respect of any understandings, undertakings or agreements (oral or written) that Buyer or Parent proposes to make or enter into with the FTC, the DOJ or any other Governmental Entity in connection with the transactions contemplated hereby.

5.5. Filings. Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdiction to the extent that such filings are necessary to consummate the transactions contemplated hereby and will use its reasonable best efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing.

5.6. Covenant to Satisfy Conditions. Seller will use its reasonable best efforts to ensure that the conditions set forth in Articles VI and VII hereof are satisfied, insofar as such matters are within the control of Seller, and each of Buyer and Parent will use its reasonable best efforts to ensure that the conditions set forth in Articles VI and VII hereof are satisfied, insofar as such matters are within the control of Buyer or Parent.

5.7. Further Assurances. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder or thereunder; and (iii) the execution and delivery of such instruments, and the taking of such other actions as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

5.8. Employee Benefit Matters. From and after the Closing, Buyer and its Affiliates shall continue the Plans as Plans of the Companies and the Company Subsidiaries until such time as the employees of the Companies and the Company Subsidiaries are integrated into the employee benefit plans that are available to other employees of Buyer or its Affiliates, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the transactions contemplated hereby.

5.9. Elimination of Indebtedness. At or prior to the Closing, Seller will take all necessary steps to cause the Companies and the Company Subsidiaries to eliminate all indebtedness for borrowed money of the Companies and the Company Subsidiaries (including all intercompany obligations).

5.10. Assumption of Certain Liabilities. At the Closing, Seller hereby acknowledges and agrees that Seller shall remain liable for and, following the Closing, shall pay, discharge or perform, as applicable, any and all liabilities, obligations, claims and commitments of or against Seller, the Companies or the Company Subsidiaries in respect of any of the matters set forth in Section 5.10 of Seller Disclosure Schedule (the "Assumed Liabilities"). Buyer shall cause the Companies to furnish any information concerning the Companies or the Company Subsidiaries reasonably requested by Seller in order to enable Seller to satisfy its obligations hereunder, and shall not settle or otherwise resolve any Assumed Liability without Seller's consent.

5.11. Section 338(h)(10) Election. Buyer and Seller shall in a timely manner take any and all actions necessary to make an election with respect to the Companies under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and any comparable provision of state, local or foreign tax law (the "338(h)(10) Election"). The allocation of the "modified adjusted deemed sale price" (within the meaning of Income Tax Regulation section 1.338(h)(10)-1(f)) among the assets of the Companies, shall be made in accordance with the fair market value of such assets as shall be agreed to by Buyer and Seller no later than 30 days following the Closing Date in a manner consistent with Section 338 of the Code. Buyer and Seller acknowledge that such allocation has been arrived at by arm's length negotiation. Neither Buyer nor Seller shall take a position in any return or examination or other administrative or judicial proceeding (including any ruling request) relating to any tax that is inconsistent with such allocation. Buyer shall be responsible for and control the preparation and filing of the 338(h)(10) Election. Seller shall prepare, execute and deliver to Buyer such documents or forms (including Section 338 Forms as defined below) as Buyer shall request or as are required by applicable law for an effective 338(h)(10) Election. "Section 338 Forms" shall mean all returns, documents, statements, schedules and other forms that are required to be submitted in connection with a 338(h)(10) Election, including, without limitation, U.S. Treasury Department Form 8023-A (together with any schedules or attachments thereto).

5.12. Insurance. Seller shall cause the Companies to keep, or cause to be kept, all material insurance policies for the Companies and the Company Subsidiaries existing on the date of this Agreement, or suitable replacements therefor, in full force and effect through the close of business on the Closing. Seller shall use its reasonable best efforts to cooperate with Buyer and/or Parent in obtaining satisfactory "tail" coverage from Seller's professional liability insurance carriers.

ARTICLE VI.
CONDITIONS TO SELLER'S OBLIGATIONS

                The   obligations   of  Seller  to   effect   the   transactions
contemplated hereby shall be subject to the fulfillment, or written waiver by Seller, at or prior to the Closing, of each of the following conditions:

6.1. Representations and Warranties True. The representations and warranties of Buyer and Parent contained herein qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date.

6.2. Performance. Buyer and Parent shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

6.3. Certificates. Buyer or Parent shall have furnished Seller with such certificates to evidence its compliance with the conditions set forth in Sections 6.1 and 6.2 hereof as Seller may reasonably request.

6.4. No Injunction or Proceeding. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby.

6.5. HSR Act. All required waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

6.6. Lender Consent. Seller shall have received consent of the holders of its Senior Notes on terms reasonably satisfactory to Seller.

ARTICLE VII.
CONDITIONS TO BUYER'S AND PARENT'S OBLIGATIONS

                The obligation of Buyer and Parent to effect the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Buyer, at or prior to the Closing of each of the following conditions:

7.1. Representations and Warranties of Seller True. The representations and warranties of Seller contained herein qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date.

7.2. Performance by Seller. Seller shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

7.3. Certificates. Seller shall have furnished Buyer or Parent with such certificates to evidence its compliance with the conditions set forth in Sections 7.1 and 7.2 hereof as Buyer may reasonably request. Nothing herein shall restrict the ability of Seller to provide a certificate pursuant to this
Section 7.3 that sets forth therein exceptions, and the existence of any exceptions in the certificate delivered pursuant to this Section 7.3 hereof shall not be deemed a failure to meet the condition set forth in this Section 7.3; provided, however, that the existence of the events described therein may result in the failure to satisfy the conditions set forth in Section 7.1 or 7.2 hereof.

7.4. No Injunction or Proceeding. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby.

7.5. HSR Act. All required waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

7.6. Receipt of 1996 Audit. Buyer shall have received the audited financial statements for the Companies for fiscal year 1996, together with the report thereon of the Companies' independent public accountants, and such financial statements shall not result in any Material Adverse Effect which would have to be reflected on the Audited Financial Statements.

ARTICLE VIII.
TERMINATION AND ABANDONMENT; INDEMNIFICATION

8.1.  Termination.  This  Agreement  may be  terminated at any time prior to the
Closing:

          (a) by the consent of all the parties hereto;

          (b) by Buyer, Parent or Seller if the Closing shall not have occurred on or before August 20, 1998 (the "Termination Date"), except that Buyer, Parent or Seller shall have the right, in their mutual discretion, to extend the time period in this Section 8.1(b) for such time period (which shall in no event exceed 45 days), and only for such time period, as shall be needed for such parties to satisfy their respective obligations under the HSR Act, the satisfaction of which shall at all times remain subject to each party's obligations pursuant to Section 5.6 hereof; provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Closing to be consummated by such date;

          (c) by Buyer, Parent or Seller, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d) by Buyer, Parent or Seller in the event of a material volitional breach by the other party to this Agreement of any representation, warranty, covenant or agreement contained herein, which breach is not cured within the earlier of the Termination Date or thirty (30) days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period.

8.2. Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1 hereof, by one party, written notice thereof shall forthwith be given to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the transactions contemplated hereby shall be abandoned. If this Agreement is terminated as provided herein:

          (a) Buyer and Parent will redeliver, and will cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of Seller or the Companies relating to the transactions contemplated hereby, whether obtained before or after the execution hereof;

          (b) all information received by Buyer and Parent with respect to the business, operations, assets or financial condition of the Companies or the Company Subsidiaries shall remain subject to the Confidentiality Agreement; and

          (c) except as otherwise expressly set forth herein, no party to this Agreement shall have any liability hereunder to any other party, except (i) for any breach by such party of the terms and provisions of this Agreement, (ii) as stated in paragraphs (a) and (b) of this Section 8.2 and (iii) as provided in the Confidentiality Agreement.

8.3. Survival of Representations, Warranties and Covenants. (a) The representations and warranties contained in Section 3.18 (Environmental Matters) hereof shall survive the Closing and remain in full force and effect until the fourth anniversary of the Closing Date, at which time they shall terminate. The representations and warranties contained in Section 3.13 (Taxes) hereof shall survive the Closing and remain in full force and effect until the expiration of the applicable statute of limitations (including any extensions thereof), at which time they shall terminate. All other representations and warranties contained herein shall survive the Closing and remain in full force and effect until December 31, 1999, at which time they shall terminate.

          (b) All covenants and agreements contained herein shall survive the Closing and remain in full force and effect until the first anniversary of the Closing Date, at which time they shall terminate except that those covenants and agreements that by their terms are to be performed in whole or in part subsequent to the Closing (including without limitation Section 5.10), shall survive the Closing.

          (c) The sole and exclusive remedy for any breach of any representation, warranty, covenant or agreement shall be pursuant to Section 8.4 hereof contained herein, except in the case of actual fraud. Under no circumstances, except in the case of actual fraud, shall Seller be liable to Buyer for consequential, incidental or punitive damages.

8.4. Indemnification. (a) From and after the Closing, Seller shall indemnify and hold harmless Buyer, Parent and the Companies and their respective officers and directors (collectively, the "Buyer Indemnified Parties") from and against any liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and amounts paid in settlement (collectively, "Damages") arising from or in connection with (i) any inaccuracy in any representation or the breach of any warranty of Seller under this Agreement, (ii) the failure of Seller to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Seller pursuant to this Agreement or (iii) any liability of the Companies under Treasury Regulations ss. 1.1502-6 for federal income taxes of the Seller or any other member of the "affiliated group" that includes Seller.

          (b) From and after the Closing, each of Buyer and Parent jointly and severally shall indemnify and hold harmless Seller and its Affiliates and Representatives (collectively, the "Selling Indemnified Parties") from and against any Damages to the extent they are the result of (i) any inaccuracy in any representation or the breach of any warranty of Buyer or Parent under this Agreement, (ii) the failure of Buyer or Parent to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Buyer or Parent pursuant to this Agreement or (iii) any claim arising after the Closing Date for which Seller is not obligated to indemnify Buyer or Parent or any matter arising from the conduct of the business of the Companies after the Closing Date.

          (c) Notwithstanding anything herein to the contrary, except for Damages incurred by the Buyer Indemnified Parties in connection with the inaccuracy of any representation or the breach of any warranty of Seller relating to Taxes or actual fraud by the Seller or Damages incurred by the Seller Indemnified Parties relating to fraud by Buyer or Parent, no indemnification shall be available to Buyer Indemnified Parties under Section 8.4(a)(i) hereof or to Seller Indemnified Parties under Section 8.4(b)(i) hereof unless and until the aggregate amount of Damages that would otherwise be subject to indemnification, exceeds $500,000 (in each case, the "Deductible Amount"), in which case the party entitled to such indemnification shall be entitled to receive only the amounts in excess of the Deductible Amount.

          (d) Notwithstanding anything herein to the contrary, the maximum aggregate liability of Seller to Buyer Indemnified Parties or of Buyer and Parent to Seller Indemnified Parties under this Section 8.4 hereof shall not exceed Ten Million Dollars ($10,000,000).

          (e) Notwithstanding anything herein to the contrary, none of the Buyer Indemnified Parties shall be entitled to indemnification by Seller for any Damages arising from any matter of which Buyer or Parent had knowledge at or prior to Closing by reason of Seller having delivered written notice thereto, either in a supplemented disclosure schedule or an officer's certificate, at or prior to Closing, if the conditions to Buyer's or Parent's obligation set forth in Article VII fail to be satisfied at Closing by reason of the matters disclosed in such supplemented disclosure schedule or officer's certificate and Buyer or Parent waives its right not to Close unless Seller made a knowing misrepresentation with respect to such matter on the date of this Agreement.

          (f) Any calculation of Damages for purposes of this Section 8.4 shall be (i) net of any insurance recovery made by the Indemnified Party (whether paid directly to such Indemnified Party or assigned by the Indemnifying Party to such Indemnified Party) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the deductibility of any such Damages or Tax. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be reduced to reflect any such net Tax benefit only after the Indemnified Party has actually realized such benefit. For purposes of this Agreement, an Indemnified Party shall be deemed to have "actually realized" a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnified Party is reduced below the amount of Taxes that such Indemnified Party would have been required to pay but for deductibility of such Damages. The amount of any reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the Indemnified Party's liability for Taxes and, if necessary, either Seller or Buyer or Parent, as the case may be, shall make payments to the other to reflect such adjustment. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for U.S. Federal income Tax purposes.

          (g) No action, claim or setoff for Damages subject to indemnification under this Section 8.4 shall be brought or made:

          (i) with respect to claims for Damages resulting from a breach of any covenant contained in this Agreement, or in any instrument of transfer or assumption related hereto, after the date on which such covenant or instrument shall terminate pursuant to Section 8.3 hereof; and

          (ii) with respect to claims for Damages resulting from a breach of any representation or warranty, after the date on which such representation or warranty shall terminate pursuant to Section 8.3 hereof;

          provided, however, that any claim notified in writing with reasonable specificity by the party seeking indemnification (the "Indemnified Party") to the party from which indemnification is sought (the "Indemnifying Party") within the time periods set forth above shall survive (and be subject to indemnification) until it is finally and fully resolved.

          (h) Upon receipt by the Indemnified Party of notice of any action, suit, proceedings, claim, demand or assessment against such Indemnified Party which might give rise to a claim for Damages, the Indemnified Party shall give written notice thereof to the Indemnifying Party indicating the nature of such claim and the basis therefor; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. A claim to indemnity hereunder may, at the option of the Indemnified Party, be asserted as soon as Damages have been threatened by a third party orally or in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred, provided the Indemnified Party shall reasonably determine that it may be liable or otherwise incur such Damages. However, payments for Damages for third party claims shall not be required except to the extent that the Indemnified Party has expended out-of-pocket sums. The Indemnifying Party shall have the right, at its option, to assume the defense of, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnified Party as to which the Indemnifying Party shall have acknowledged its obligation to indemnify the Indemnified Party. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability; provided, however, that the Indemnifying Party shall not settle any such asserted liability without the written consent of the Indemnified Party (which consent will not be unreasonably withheld); provided, further, however that the immediately preceding clause shall not apply in the case of relief consisting solely of money damages at least 80% of which shall be borne by the Indemnifying Party after taking into account any limitation thereon. Notwithstanding an election to assume the defense of such action or proceeding, such Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (A) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action or proceeding, or (B) the Indemnifying Party shall authorize such Indemnified Party to employ separate counsel at the Indemnifying Party's expense. In any event, the Indemnified Party and its counsel shall cooperate with the Indemnifying Party and its counsel and shall not assert any position in any proceeding inconsistent with that asserted by the Indemnifying Party. All costs and expenses incurred in connection with an Indemnified Party's cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability.

 8.5. Tax Matters. (a) Seller shall prepare and file all Tax Returns with the appropriate federal, state, local and foreign governmental agencies relating to the Companies for periods ending on or before the Closing Date and shall pay all Taxes due with respect to such Tax Returns. Buyer shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the Companies covering a Tax year commencing prior to the Closing Date and ending after the Closing Date (a "Straddle Period") and shall cause the Companies to pay the Taxes shown to be due thereon. Seller will furnish to Buyer all information and records reasonably requested by Buyer for use in preparation of any Tax Returns relating to a Straddle Period. Buyer shall allow Seller to review, comment upon and reasonably approve without undue delay any such Tax Returns at any time during the 45-day period immediately preceding the filing of such Tax Return. Buyer and Seller agree to cause the Companies to file all Tax Returns for any Straddle Period on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return filed on that basis.

          (b) Tax Cooperation. Seller shall reasonably cooperate, and shall cause its respective Affiliates (including the Companies), officers, employees, agents, auditors and Representatives reasonably to cooperate (including by maintaining and making available to each other all relevant records), in preparing and filing all Tax Returns and in resolving all disputes and audits with respect to Taxes of the Companies for any Pre-Closing Tax Period and for any Straddle Period.

          (c) Procedures Relating to Indemnification of Tax Claims. (i) If a claim shall be made by any Tax authority which, if successful, might result in an indemnity payment to the Indemnified Parties pursuant to Section 8.5(a) or
(b) hereof, the Indemnified Parties shall notify the Indemnifying Parties promptly of such claim (a "Tax Claim"); provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Parties have actually been prejudiced as a result of such failure.

          (ii) (A) With respect to any Tax Claim relating to a taxable period ending on or before the Closing Date, Seller shall have the right, at its own expense, to control all proceedings and may make all decisions taken in connection with such Tax Claim; provided that Buyer, and counsel of its own choosing, shall have the right, at its own expense, to participate fully in all aspects of the prosecution or defense of such Tax Claim; and provided further that Seller shall not settle any such Tax Claim without the prior written consent of Buyer, which consent shall not be unreasonably withheld; and provided further that, notwithstanding anything in this Section 8.5(c)(ii)(A) to the contrary, Seller shall have the exclusive right to make all decisions to grant or deny any waiver or extension of the applicable statute of limitation. Buyer shall deliver its consent, or any objections, within 15 business days of receipt of any settlement proposal. Buyer and the Companies shall cooperate with Seller in contesting any Tax Claim under this Section 8.5(c)(ii)(A), which cooperation shall include the retention and, upon request of Seller, the provision of records and information which are reasonably relevant to such Tax Claim and making employees available to provide additional information or explanation of any material provided hereunder. (B) Seller and Buyer shall jointly control all proceedings with respect to any Tax Claim relating to any Straddle Period.

          (iii) The party bearing the liability or obligation to indemnify for any Taxes described under Section 8.5 shall be entitled to any refunds or credits of such Taxes. Buyer shall cause the Companies to promptly forward to

Seller, or after Buyer's receipt reimburse Seller, for any refunds or credits due Seller (pursuant to the terms of this Section 8.5(c)(iii) and Seller shall promptly forward to the Companies or after Seller's receipt reimburse the Companies, for any refunds or credits due Buyer (pursuant to the terms of this Section 8.5(c)(iii)).

          (d) Tax Sharing Agreements. Seller will cause any tax sharing agreement or similar arrangement with respect to Taxes involving the Companies to be terminated as of the Closing Date, to the extent any such agreement or arrangement relates to the Companies.

          (e) Transfer Taxes. All transfer, documentary, sales, use, registration and similar Taxes (including all applicable real estate transfer or gains Taxes and stock transfer Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with the sale of the Shares or otherwise in connection with this Agreement, and the transactions contemplated hereby shall be shared be borne by Buyer, and Seller and Buyer shall cooperate in timely preparing and filing all Tax Returns as may be required to comply with the provisions of such Tax laws.

          (f) Coordination With Section 8.4. In the event the provisions of this
Section 8.5 and the provisions of Section 8.4 hereof conflict or otherwise each apply by their terms, this Section 8.5 shall exclusively govern all matters concerning Taxes; provided that paragraphs (c), (d) and (e) of this Section 8.5 shall apply in any event.

ARTICLE  IX.
MISCELLANEOUS

9.1. Amendment and Modifications. This Agreement may be amended, modified or supplemented at any time by the parties hereto. This Agreement may be amended only by an instrument in writing signed on behalf of all parties.

9.2. Extension; Waiver. At any time prior to the Closing, the parties hereto entitled to the benefits of the respective term or provision may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the parties entitled to the benefits of such extended or waived term or provision.

9.3. Representations and Warranties; Etc. (a) Each of Buyer and Parent hereby acknowledges and agrees that Seller is not making any representation or warranty whatsoever, express or implied, including, without limitation, in respect of the Companies or their respective assets, liabilities and businesses, except those representations and warranties of Seller explicitly set forth in this Agreement or in the Seller Disclosure Schedule or in any certificate contemplated hereby and delivered by Seller in connection herewith.

          (b) Except as set forth in the  indemnification  provisions of Section
8.4 hereof, Buyer, Parent and Seller agree that on and after the Closing Date neither Seller, nor any of the respective officers, directors, partners, employees, Affiliates, Representatives or agents, as the case may be, of Seller (collectively, the "Selling Group"), shall have any liability or responsibility to any Person, including, without limitation, Buyer, Parent or the Companies, for (and each of them unconditionally releases the Selling Group from) any liability or obligation of, or arising out of, or relating to, the Companies, Parent or Buyer of whatever kind or nature, whether contingent or absolute, whether arising prior to, on or after, and whether determined or indeterminable on, the Closing Date, and whether or not specifically referred to in this Agreement, including, without limitation, liabilities and obligations (i) relating to this Agreement and the transactions contemplated hereby, (ii) arising out of or due to any inaccuracy of any representation or warranty or the breach of any covenant, undertaking or other agreement of Seller contained in this Agreement, Seller Disclosure Schedule or in any certificate contemplated hereby and delivered by Seller in connection herewith and (iii) relating to any information (whether written or oral), documents or materials furnished by Seller or any of its Affiliates or any of their respective Representatives, including the Confidential Information Memorandum prepared by SBC Warburg Dillon Read Inc. and any information, documents or material made available to Buyer in certain "data rooms", management presentations or any other form in expectation of the transactions contemplated by this Agreement.

9.4. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof (other than the Confidentiality Agreement) and (b) shall not be assigned by operation of law or otherwise; provided, however, that Buyer may assign its rights and obligations to any wholly owned subsidiary of Buyer (unless to do so would restrict or delay the consummation of the transactions contemplated by this Agreement), but no such assignment shall relieve Buyer of its obligations hereunder.

9.5. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

9.6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                  If to Buyer, to:
                           Healthcare Staffing Solutions, Inc.
                           Cross Point Tower II
                           900 Chelmsford Street
                           Lowell, Massachusetts 08152
                           Attention:  Richard C. Stoddard
                           Telecopy: (978) 551-4037

                  If to Parent, to:
                           RehabCare Group, Inc.
                           7733 Forsyth Boulevard
                           Suite 1700
                           St. Louis, Missouri 63105
                           Attention:  Gregory J. Eisenhauer
                           Telecopy:  (314) 863-5244

                  With a copy to:
                           Thompson Coburn
                           One Mercantile Center
                           St. Louis, Missouri 63101-1693
                           Attention:  Robert M. LaRose, Esq.
                           Telecopy:   (314) 552-7000

                If to Seller, to:
                           Medical Resources, Inc.
                           155 State Street
                           Hackensack, NJ  07601
                           Attention:  Christopher J. Joyce, Esq.
                           Telecopy:   (201) 488-8230


                With a copy to:
                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York 10019
                           Attention:  Steven J. Gartner, Esq.
                           Telecopy:  (212) 728-8111

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

9.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.8. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

9.9. Publicity. Except as otherwise required by law, for so long as this Agreement is in effect, none of Seller, Buyer, Parent or the Companies shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the express prior written approval of the other parties. Each of Seller (on behalf of itself and the Companies), Buyer and Parent agree to afford each other party a reasonable period of time to review and comment upon any such press release or public announcement, subject at all times to any requirement of law or rule or regulation of any stock exchange or automated interdealer quotation system governing the timing of any such press release or public announcement.

9.10. Arbitration (a) The parties hereto agree to submit any dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof (a "Dispute"), including any Dispute relating to any claim for Damages subject to indemnification pursuant to Section
8.4 hereof, to final and binding arbitration pursuant to the provisions set forth below. Nothing in this Section 9.10 shall prohibit Buyer, Parent or Seller from instituting litigation to enforce any Final Determination (as defined below). The parties hereby acknowledge and agree that, except as set forth in this Section 9.10 or in the arbitration rules of the American Arbitration Association as in effect from time to time, the arbitration procedure and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to applicable New York law.

          (b) In the event that either Buyer, Parent or Seller asserts that there exists a Dispute, such party shall deliver a written notice to the other party specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within twenty days after the delivery of such notice, the party delivering such notice of Dispute may, within 45 days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any Damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the arbitration rules of the American Arbitration Association in effect from time to time to be included therein, if any.

          (c) Arbitration shall be conducted in the City of New York, New York before a single arbitrator agreeable to both parties. In the event that the parties fail to agree on a designee within 20 days from the delivery of a Notice of Arbitration, then the arbitration shall proceed in the same location before a single arbitrator appointed by the American Arbitration Association at the request of either party thereto.

          (d) The costs and expenses of arbitration shall be borne equally by each party.

          (e) The arbitrator shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration.

          (f) The Buyer and the Seller may enforce any Final Determination in any state or federal court located in New York, New York. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum. 9.11. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

9.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

9.13. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

9.14. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, except as set forth in Sections
5.9 and 8.4 hereof, nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Any Person who is a beneficiary of any of the aforementioned provisions shall be entitled to enforce his rights thereunder; provided, however, that, prior to the Closing, no action to enforce such rights may be commenced by any such Person without the prior written consent of Seller.

9.15. Interpretation. No reference in this Agreement to "reasonable best efforts" or "all reasonable efforts" shall require a Person obligated to use such efforts to incur out-of-pocket expenses or indebtedness or, except as expressly provided herein, to institute litigation or to consent generally to service of process in any jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             MEDICAL RESOURCES, INC.



                                                 _
                                             By: /s/ Duane C. Montopoli
                                             -----------------------------------
                                             Name:  Duane C. Montopoli
                                             Title: President & CEO



                                             REHABCARE GROUP, INC.




                                             By: /s/ Gregory Eisenhauer
                                             -----------------------------------
                                             Name:  Gregory Eisenhauer
                                             Title: Senior Vice President,
                                                            Acquisitions

                                             HEALTHCARE STAFFING SOLUTIONS, INC.



                                             By: /s/ R.C. Stoddard
                                             -----------------------------------
                                             Name:  R.C. Stoddard
                                             Title: President

                                                                     EXHIBIT 2.2

                                ESCROW AGREEMENT


          ESCROW AGREEMENT, dated as of August 14, 1998, by and between Medical Resources, Inc., a Delaware corporation ("Seller"), RehabCare Group, Inc., a Delaware corporation ("Parent") and IBJ Schroder Bank & Trust Company, as Escrow Agent (the "Escrow Agent").

                                 R E C I T A L S

          WHEREAS, Seller, Healthcare Staffing Solutions, Inc., a Massachusetts corporation ("Buyer"), and Parent are parties to a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which Buyer will purchase from Seller, and Seller will sell to Buyer, StarMed Staffing, Inc. and Wesley Medical Resources, Inc. (collectively, the "Companies") on the terms and conditions set forth therein; and

          WHEREAS, pursuant to the Purchase Agreement, Buyer and Parent have agreed to deposit a letter of credit in the amount of $2,000,000 into escrow pursuant to the terms of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1. Appointment of Escrow Agent; Fee. (a) Seller and Parent hereby appoint the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent accepts such appointment according to the terms and conditions set forth herein.

          (b) In consideration for its services hereunder, the Escrow Agent shall be paid a fee as set forth in Schedule I.

          2. Delivery of Letter of Credit. On the date hereof, Parent has deposited with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, a letter of credit (the "Letter of Credit"), a copy of which is attached hereto as Exhibit A, issued by NationsBank, N.A. (the "Bank").

          3. Release of Letter of Credit. The Escrow Agent shall hold the Letter of Credit in escrow in accordance with this Agreement. If the Escrow Agent receives a written notice (a "Draw Notice") (a) in the case of a Draw Notice delivered on or before December 31, 1999, from Seller and Buyer requesting that the Escrow Agent make a draw on the Letter of Credit, and (b) in the case of a Draw Notice delivered after December 31, 1999, from Seller (i) requesting that the Escrow Agent make a draw on the Letter of Credit, (ii) certifying that the Seller is entitled to make such request in accordance with the L/C Procedures Agreement (as defined in the Purchase Agreement) and (iii) in the case of a partial draw on the Letter of Credit, certifying that the requested amount of such draw does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the terms thereof, the Escrow Agent shall, within five business days of the date on which it receives the Draw Notice, present the Letter of Credit to the Bank, demand payment of the amount indicated in the Draw Notice (which shall not exceed the amount of the Letter of Credit then outstanding), and deposit the proceeds thereof to be held by the Escrow Agent in escrow pursuant to the terms hereof ("Escrow Proceeds").

          4. Investment of Escrow Proceeds. Until the termination of this Agreement, the Escrow Proceeds, together with any interest earned thereon, shall be invested (as directed in written instructions to the Escrow Agent from time to time by Seller) solely in one or more of the investments referred to below:

          (a) interest bearing time deposits with maturity dates of 30 days or less of any bank located within the United States of America, including one or more accounts maintained in the commercial banking department (if any) of the Escrow Agent; provided that any amount held on deposit in any bank not having unsecured, non-subordinated indebtedness outstanding that is rated as "investment grade" by a nationally recognized rating agency shall be so invested only if such amount is fully insured by the Federal Deposit Insurance Corporation ("FDIC");

          (b) certificates of deposit with maturity dates of 30 days or less issued by the commercial banking department (if any) of the Escrow Agent, or of any bank located in the United States of America, provided that any amount held on deposit in any bank not having unsecured, non-subordinated indebtedness outstanding that is rated as "investment grade" by a nationally recognized rating agency shall be so invested only if such amount is fully insured by the FDIC;

          (c) direct obligations of, or obligations guaranteed as to all principal and interest by, the United States of America, in each case with maturity dates of 30 days or less;

          (d) repurchase agreements with maturity dates of 30 days or less that are fully secured as to payment of principal and interest by collateral consisting of obligations described in Sections 4(a) through (c) above;

          (e) commercial paper with maturity dates of 30 days or less that is rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investors Service, Inc., or better; or

          (f) investments in institutional money market funds investing principally in obligations permitted by Sections 4(a) through (e) above, including money market funds managed by the Escrow Agent or any of its affiliates.

          In the absence of any written instructions from Seller to the contrary, the Escrow Agent is hereby authorized and directed to invest and reinvest the Escrow Proceeds in money market funds referred to in clause (f) above.

The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in the Escrow Proceeds due to losses resulting from investments made pursuant to this Agreement.

          5. Payments From Escrow. The Escrow Agent shall hold the Escrow Proceeds in escrow in accordance with this Agreement and shall make payments from the Escrow Proceeds only as follows:

          (a) Parent shall be paid such amounts as are authorized to be paid to it pursuant to Section 6 below.

          (b) On the later to occur of (i) April 1, 1999 or (ii) the date upon which Seller shall certify to Parent and the Escrow Agent in writing that the following events have occurred (the "First Release Date Conditions"): (A)(I) Seller shall have received from the requisite holders of its Senior Notes a waiver of all defaults in existence as of June 30, 1998 or (II) Seller shall have repaid in full all amounts due to the holders of such Senior Notes and
(B)(I) the Companies  shall have been released from the litigation  entitled Ash
v. Medical Resources, Inc. et. al. (U.S.D.C. Northern District California, Case No. C-98-02251) or, in the event of any transfer of such case to another jurisdiction or forum, any such transferred case (the "Ash Litigation") or (II) there shall have been rendered a final, non-appealable order in the Ash Litigation, and any judgment against the Companies shall have been satisfied in full by Seller (the later to occur of the dates set forth in (i) and (ii) above, the "First Release Date"), Seller shall be paid an amount equal to $1,000,000 less the aggregate of the then existing Claim Reserves (as defined below) for Open Claims (as defined below) and the amount of any unresolved claim for indemnification pursuant to the Purchase Agreement not constituting an Open Claim which is described in a written notice of a claim from Parent in accordance with Section 6(a) (a "Notified Claim") and actually received by the Escrow Agent at any time prior to the First Release Date. Buyer hereby acknowledges that such $1,000,000 payment shall only be reduced by the aggregate amount of such Claim Reserves for Open Claims and Notified Claim amounts to the extent such aggregate amount exceeds the amount remaining under the Deductible Amount (as defined in the Purchase Agreement) as of the First Release Date. The Escrow Agent shall bear no responsibility for determining whether the aggregate amount of such Claim Reserves for Open Claims and Notified Claim amounts exceeds the amount remaining under the Deductible Amount as of the First Release Date.

          (c) On January 2, 2000 (the "Final Release Date"), notwithstanding the occurrence or non-occurrence as of such date of the First Release Date, Seller shall be paid an amount equal to the entire balance of the Escrow Proceeds then remaining less the aggregate of the then existing Claim Reserves for Open Claims and the amount of any Notified Claim actually received by the Escrow Agent at any time on or prior to December 31, 1999, excluding the amount of any Claim Reserve established in respect of the Ash Litigation (the "Ash Claim Reserve"); provided, however, that such payment shall only be reduced by the aggregate amount of such Claim Reserves for Open Claims and Notified Claim amounts to the extent such aggregate amount exceeds the amount remaining under the Deductible Amount as of the Final Release Date. The amount of the Ash Claim Reserve shall be established in good faith by Parent and shall be furnished to the Escrow Agent in a written instrument executed by Parent, which instrument shall reference this Section 5(c) and shall be furnished to the Escrow Agent prior to December 31, 1999. In the event Parent fails to deliver such written instrument to the Escrow Agent prior to December 31, 1999, the Escrow Agent shall be entitled to assume that the amount of the Ash Claim Reserve is zero.

          (d) Notwithstanding anything herein to the contrary, in the event that the First Release Date condition set forth in Section 5(b)(ii)(B) hereof (the "Ash Condition") shall not have been fulfilled as of the Final Release Date, any amounts owed under Section 5(c) above shall be reduced by $1,000,000 (the "Ash Holdback"), provided, however, that the Ash Holdback shall be paid to Seller within three business days of the date Seller certifies in writing to Parent that the Ash Condition has been fulfilled.

          (e) Within two banking days of the Escrow Agent's having been given a copy of a Final Determination (as defined below) for an Open Claim, (i) Parent shall be paid an amount equal to the aggregate amount payable to Parent under the Final Determination for such Open Claim and (ii) to the extent authorized in

Section 6 below, Seller shall be paid an amount equal to the balance of the Claim Reserve established in respect of such Open Claim.

          (f) Seller and Parent hereby covenant and agree to take all action necessary to commence the arbitration procedures set forth in Section 9.10 of the Purchase Agreement promptly after each of the First Release Date and the Final Release Date in respect of all Open Claims and Notified Claims in existence as of each such date, respectively.

          (g) Any payment required to be made hereunder by the Escrow Agent from the Escrow Proceeds shall be delivered in accordance with written instructions given to the Escrow Agent by the party entitled under this Agreement to receive such payment, which written instructions shall be reasonably satisfactory to the Escrow Agent and shall be furnished to the Escrow Agent at least two (2) business days prior to any date on which any payment required to be made hereunder by the Escrow Agent from the Escrow Proceeds is made.

          (h) In the event the expiration of the Letter of Credit occurs before the resolution of the Ash Litigation, the Escrow Agent shall make a draw on the Letter of Credit in the amount of the Ash Claim Reserve and invest the proceeds accordingly.

          6. Parent Claims. The procedure for payments from the Escrow Proceeds to Parent or, in the case of Section 6(d) hereof, to Parent or Seller, shall be as follows:

          (a) From time to time prior to the Final Release Date, if Parent shall have determined that it is entitled to an indemnification payment under Section
8.4 of the Purchase Agreement, Parent may request payment from the Escrow Proceeds by giving written notice of Parent's claim to the Escrow Agent and to Seller, certifying in such notice the nature of the claim, the amount thereof if then ascertainable and, if not then ascertainable, a good faith estimate of the estimated amount thereof (provided, however, that Parent shall provide the Escrow Agent and Seller with a specific amount), and the provision(s) in the Purchase Agreement on which the claim is based and the method by and date on which such notice was given to the Escrow Agent and to Seller.

          (b) If, within twenty (20) days after actual receipt by the Escrow Agent of the written notice of a claim from Parent in accordance with Section 6(a), the Escrow Agent has not actually received written objection to such claim from Seller, the claim stated in such notice shall be conclusively deemed to be approved by Seller and the Escrow Agent shall promptly thereafter pay to Parent from the Escrow Proceeds an amount equal to the amount of such claim to the extent of the funds in the Escrow Proceeds. If there has been no draw on the Letter of Credit at the time of such payment, the Escrow Agent shall make payment as promptly as practicable after such time, if any, as the Letter of Credit is drawn, to the extent funds are available.

          (c) If within said twenty (20) days the Escrow Agent shall have actually received from Seller a written objection to the claim by Parent, certifying the nature of and grounds for such objection (a copy of which objection shall be sent to Parent by Seller in accordance with the provisions of
Section 11 below), then such claim shall be deemed to be an "Open Claim" and the Escrow Agent shall reserve an amount equal to the amount of the Open Claim (which amount for each Open Claim is referred to herein as the "Claim Reserve").

          (d) The amount constituting the Claim Reserve for each Open Claim shall be paid by the Escrow Agent from the Escrow Proceeds to Parent or Seller only either (i) in accordance with a written instruction jointly issued and signed by both Parent and Seller or (ii) if and to the extent consistent with a copy of a written decision of an arbitrator made pursuant to the terms of the Purchase Agreement or a final judgment by or order of a court of competent jurisdiction with respect to which any period of time to appeal such judgment or order shall have lapsed pertaining to the Open Claim, sent to the Escrow Agent by Parent or Seller, and accompanied by, in the case of an order or judgment, a certification that any period of time to file an appeal has lapsed and no such appeal has been filed or is otherwise pending (a "Final Determination"), and any portion of the Claim Reserve for such Open Claim not so required to be paid to Parent shall be paid by the Escrow Agent to Seller in accordance with Sections 5(b) or 5(c) above and such Claim Reserve shall be reduced to zero, but if it is then prior to the Final Release Date, such portion of the Claim Reserve shall cease to be a reserved portion of the Escrow Proceeds.

          (e) Buyer hereby acknowledges that it shall not make any Open Claim or Notified Claim until the aggregate amount of Claim Reserves for Open Claims and Notified Claim amounts exceeds the amount remaining under the Deductible Amount. The Escrow Agent shall bear no responsibility for determining whether the aggregate amount of such Claim Reserves for Open Claims and Notified Claim amounts exceeds the amount remaining under the Deductible Amount.

          7. Conditions to Escrow. The Escrow Agent agrees to hold the Letter of Credit and the Escrow Proceeds and to perform in accordance with the terms and provisions of this Agreement. Seller and Parent agree that the Escrow Agent does not assume any responsibility for the failure of Seller or Parent to perform in accordance with the Purchase Agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

          (a) The Escrow Agent may conclusively rely, and shall be protected in acting or refraining from acting upon, any written notice, certification, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of any information therein contained and its signature and presentation by the proper party or parties. It is understood that any references herein to joint instructions or joint written instructions or words of similar import include any instructions signed in counterpart.

          (b) The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

          (c) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The reasonable costs of such counsel's services shall be paid to the Escrow Agent in accordance with Section 10 below.

          (d) The Escrow Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by (i) the Purchase Agreement or any agreement of the other parties hereto (whether or not it has any knowledge thereof) or by any notice of a claim, or demand with respect thereto, or (ii) any waiver, modification, amendment, termination or rescission of this Agreement unless the Escrow Agent agrees thereto in writing.

          (e) The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving notice in writing of such resignation specifying a date (no earlier than thirty (30) days following the date of such notice) when such resignation will take effect, provided, however, that until a successor escrow agent is appointed by Parent and Seller and such successor accepts such appointment, the Escrow Agent shall continue to hold the Letter of Credit and the Escrow Proceeds and otherwise comply with the terms of this Agreement; provided further that the parties to this Escrow Agreement agree to use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after the giving of Escrow Agent's notice and if no such successor escrow agent shall be appointed within thirty (30) days of the Escrow Agent providing its notice, the Escrow Agent may, at the expense of Parent and Seller, (i) appoint a successor escrow agent which shall be a national or stat chartered banking, trust or savings association, (ii) petition any court of competent jurisdiction for the appointment of a successor escrow agent or (iii) may deposit the Letter of Credit or the Escrow Proceeds with the office of the clerk of registry of any state or federal court in the State of New York, at which time the Escrow Agent's duties hereunder shall terminate. Any successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The resigning Escrow Agent shall thereupon be discharged from any further obligations under this Escrow Agreement.

          (f) Upon delivery of all of the Letter of Credit or the entire Escrow Proceeds pursuant to the terms hereof or to a successor escrow agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees (not subject to appeal) of any court of competent jurisdiction which may be filed, entered or issued, and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

          (g) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Letter of Credit or the Escrow Proceeds which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall without liability of any kind, be entitled to hold the Letter of Credit or the Escrow Proceeds pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the Letter of Credit or the Escrow Proceeds with the office of the clerk of registry of any state or federal court in the State of New York. The Escrow Agent shall not be bound by, or obligated to consider any instructions received from Parent that are inconsistent with any Draw Notice given by Seller.

          8. Indemnification. Parent and Seller, jointly and severally, hereby agree to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of
Section 15 of the Securities Act of 1933 (collectively, the "Indemnified Parties") for and to hold them harmless against any loss, liability or expense

(including, without limitation, all expenses reasonably incurred in its investigation and defense and costs and expenses reasonably incurred in enforcing this right of indemnification) incurred without gross negligence or willful misconduct on the part of the Indemnified Parties arising out of or in connection with this Agreement. The provisions of this Section 8 shall survive the termination of this Agreement. The Escrow Agent shall have and does have a first lien against the Escrow Proceeds to satisfy any claims for indemnification made hereunder.

          9. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

          10. Escrow Costs; No Right of Set-off. The Escrow Agent shall be entitled to be paid a fee for its services pursuant to the attached Fee Schedule and to be reimbursed for its reasonable costs and expenses hereunder (including reasonable counsel fees), which fees, costs and expenses shall be paid 50% by Parent and 50% by Seller.

          The Escrow Agent acknowledges and agrees that it is holding the Escrow Proceeds in its capacity as escrow agent and that it has no right to apply amounts in the Escrow Proceeds against any obligations of the other parties to this Agreement that do not arise under this Agreement.

          11. Notices.

          (a) All communications under this Agreement shall be in writing and shall be delivered by hand or by facsimile, or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

               (i) if to Seller, at 155 State Street, Hackensack, New Jersey 07601 or at such other address as Seller may have furnished the other parties hereto in writing, with a copy to Willkie Farr & Gallagher, at 787 Seventh Avenue, New York, New York 10019, marked for the attention of Steven J. Gartner, Esq. (Facsimile No.: 212-728-8111),

               (ii) if to Parent, at RehabCare Group, Inc., 7733 Forsyth Boulevard, Suite 1700, St. Louis, Missouri 63105 or at such other address as Parent may have furnished the other parties hereto in writing, with copies to Thompson Coburn, at One Mercantile Center, St. Louis, Missouri 63101-1693, marked for the attention of Robert M. LaRose, Esq. (Facsimile No.:
314-552-7000), or

               (iii) if to the Escrow Agent, at One State Street, New York, New York 10004, marked to the attention of Kevin Fox (Facsimile No.: 212-858-2952).

          (b) Any notice so addressed shall be deemed to be given: if delivered by hand or by facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the fifth business day after the date of such mailing.

          12. Entire Agreement. This Agreement, together with the Purchase Agreement and the L/C Procedures Agreement and related exhibits and schedules, contains the entire understanding of the parties hereto with respect to the transactions contemplated hereby and may be amended, modified, supplemented or altered only by a writing duly executed by the Escrow Agent, Parent and Seller, and any prior agreements or understandings, whether oral or written, are entirely superseded hereby.

          13. Assigns and Assignment. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and permitted assigns.

          14. Payment and Taxation of Interest Earned on Investments of Escrow Proceeds. Any and all interest or other income accrued or earned on the Escrow Proceeds shall be paid to Seller on or as promptly as practicable following September 30, December 31, March 31 and June 30 of each year in which all or any portion of the Escrow Proceeds remains undistributed pursuant to the terms of this Agreement. Seller hereby acknowledges that, for federal and state income tax purposes, interest earned on the investment of the Escrow Proceeds shall be treated as income of Seller. The Escrow Agent shall be responsible for reporting any interest earned to Seller.

          15. No Other Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person other than the parties hereto, any rights or remedies under or by reason of this Agreement.

          16. No Waiver. No failure or delay by an party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

          17. Severability. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

          18. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          19. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                                   * * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.

                                                  SELLER:

                                                  MEDICAL RESOURCES, INC.



                                                  By: /s/ Chris Joyce
                                                  ------------------------------
                                                  Name:  Chris Joyce
                                                  Title:



                                                  PARENT:

                                                  REHABCARE GROUP, INC.


                                                  By: /s/ Gregory J. Eisenhauer
                                                  ------------------------------
                                                  Name:Gregory J. Eisenhauer,CFA
                                                  Title: Senior Vice President,
                                                                 Acquisitions




                                                  IBJ SCHRODER BANK & TRUST
                                                  COMPANY, as Escrow Agent


                                                  By: /s/ Stephen J. Giurlando
                                                  ------------------------------
                                                  Name:Stephen J. Giurlando
                                                  Title:Assistant Vice President

                                                                     EXHIBIT 2.3

                                                             Execution Copy

                            L/C PROCEDURES AGREEMENT

          THIS L/C PROCEDURES AGREEMENT, dated as of July 8, 1998 (the "Agreement"), by and between MEDICAL RESOURCES, INC., a Delaware corporation ("Seller"), and REHABCARE GROUP, INC., a Delaware corporation ("Parent").

                              W I T N E S S E T H:

          WHEREAS, Parent, Healthcare Staffing Solutions, Inc., a Massachusetts corporation ("Buyer"), and Seller have entered into a Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase and Seller has agreed to sell StarMed Staffing, Inc. and Wesley Medical Resources, Inc. (collectively, the "Companies"); and

          WHEREAS, pursuant to the terms of the Purchase Agreement, Buyer has agreed to provide the Letter of Credit (as defined below) as an inducement to Seller to consummate the transactions contemplated by the Purchase Agreement and to maintain the Letter of Credit on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1 Definitions. Capitalized terms used in this Agreement without definition have the respective meanings ascribed to such terms in the Purchase Agreement. The terms defined in this Article I, whenever used herein, shall have the following meanings for all purposes of this Agreement.

          "Ash Condition" shall have the meaning set forth in Section 2.2(c) hereof.

          "Ash Holdback" shall have the meaning set forth in Section 2.2(c) hereof.

          "Ash Litigation" shall have the meaning set forth in the Escrow Agreement.

          "Buyer" shall have the meaning set forth in the recitals hereto.

          "Claim Reserves" shall have the meaning set forth in the Escrow Agreement.

          "Claim Reserve Amount" shall mean the lesser of (i) the December 31 Claim Reserve and (ii) the difference between (x) the Letter of Credit Amount and (y) all amounts previously drawn on the Letter of Credit or, in the event Parent made any payments pursuant to Sections 2.2(b) or 2.2(c), the amount of such payments.

          "December 31 Claim Reserve" shall mean the aggregate amount of the Claim Reserve and Notified Claim amounts as of December 31, 1999.

          "Final Release Date" shall mean December 31, 1999.

          "First Release Date" shall have the meaning set forth in the Escrow Agreement.

          "First Release Date Conditions" shall have the meaning set forth in the Escrow Agreement.

          "Letter of Credit" shall mean the Letter of Credit to be deposited with the Escrow Agent on the Closing Date pursuant to Section 2.2 of the Purchase Agreement and otherwise meeting the requirements of Section 2.1 hereof.

          "Letter of Credit  Amount" shall have the meaning set forth in Section
2.1 hereof.

          "Letter of Credit Termination Date" shall have the meaning set forth in Section 2.1 hereof.

          "Notified Claim" shall have the meaning set forth in the Escrow Agreement.

          "Open Claim" shall have the meaning set forth in the Escrow Agreement.

          "Parent" shall have the meaning set forth in the preamble hereto.

          "Purchase Agreement" shall have the meaning set forth in the recitals hereto.

          "Seller" shall have the meaning set forth in the preamble hereto.

                                   ARTICLE II
                           LETTER OF CREDIT PROCEDURES

          2.1 Letter of Credit.

          (a) On the Closing Date, Parent shall deliver or shall cause Buyer to deliver the Letter of Credit to the Escrow Agent pursuant to the Purchase Agreement. The Letter of Credit (i) shall be issued by a bank or trust company reasonably acceptable to Seller, other than the Escrow Agent, in the amount of $2,000,000 (the "Letter of Credit Amount"), (ii) shall have a term expiring January 31, 2000 (the "Letter of Credit Termination Date"), (iii) shall permit partial draws and (iv) shall be accompanied by a site draft and certificate of drawing, which shall be substantially in the form of Exhibit A hereto.

          (b) Parent shall take all action necessary to keep in full force and effect the Letter of Credit.

          2.2 Requirements for Drawing Against the Letter of Credit.

          (a) In the event Parent fails to make the payments required by Sections 2.2(b) or 2.2(c) when due, Seller shall have the sole and absolute right to instruct the Escrow Agent to draw on the Letter of Credit in the amount of such payment.

          (b) On the First Release Date, Parent shall pay or cause Buyer to pay Seller an amount equal to $1,000,000 less the aggregate of the then existing Claim Reserves for Open Claims and the amount of any unresolved Notified Claim actually received by the Escrow Agent at any time on or prior to the First Release Date; provided, however, that such $1,000,000 payment shall only be reduced by the aggregate amount of such Claim Reserves for Open Claims and Notified Claim amounts to the extent such aggregate amount exceeds the amount remaining under the Deductible Amount as of the First Release Date.

          (c) On the Final Release Date, notwithstanding the occurrence or non-occurrence as of such date of the First Release Date, Parent shall, subject to Section 2.2(d), pay or cause Buyer to pay Seller an amount equal to the entire balance of the Letter of Credit Amount then remaining less the aggregate of the then existing Claim Reserves for Open Claims and the amount of any Notified Claim actually received by the Escrow Agent at any time on or prior to December 31, 1999 (excluding the amount of any Claim Reserves established in respect of the Ash Litigation); provided, however, that such payment amount shall only be reduced by the aggregate amount of such Claim Reserves for Open Claims and Notified Claim amounts to the extent such aggregate amount exceeds the amount remaining under the Deductible Amount as of the Final Release Date.

          (d) Notwithstanding anything herein to the contrary, in the event that the First Release Date Condition set forth in Section 5(b)(ii)(B) of the Escrow Agreement (the "Ash Condition") shall not have been fulfilled as of the Final Release Date, any amounts owed under Section 2.2(c) above shall be reduced by $1,000,000 (the "Ash Holdback"); provided, however, that the Ash Holdback shall be paid to Seller within three business of the date Seller certifies in writing to Parent that the Ash Condition has been fulfilled.

          (e) All payments to Seller hereunder shall be made by wire transfer of immediately available funds to such account as Seller may designate in writing.

          (f) At any time after the Final Release Date and prior to the Letter of Credit Termination Date, unless Parent shall have paid to Seller the entire Letter of Credit Amount or previously deposited with the Escrow Agent an amount, in cash, equal to the Claim Reserve Amount, Seller shall have the sole and absolute right to instruct the Escrow Agent to draw on the Letter of Credit in the amount of the Claim Reserve Amount (including the Ash Holdback).

          (g) Parent shall not take any action to prevent Seller from exercising its rights pursuant to this Section 2.2, including without limitation, giving the Escrow Agent inconsistent instructions. Except as specifically set forth in the Escrow Agreement, in no event shall any drawing on the Letter of Credit require the consent of Parent or Buyer.

          (h) Any amounts deposited by Parent with the Escrow Agent pursuant to this Agreement and the proceeds of any draw on the Letter of Credit shall be held in escrow by the Escrow Agent and disbursed in accordance with the Escrow Agreement.

          (i) In the event Parent makes any payments to Seller  pursuant to this
Section 2.2 or deposits any amounts with the Escrow Agent pursuant to this Agreement, Seller shall take all actions reasonably requested by Parent to amend the Escrow Agreement to reduce the Letter of Credit by the amount of such payment or to permit Parent to substitute a new letter of credit for such reduced amount, provided such substitute letter of credit is substantially similar in all other respects to the Letter of Credit.

          (j) Parent shall be solely responsible for the payment of all fees and expenses, including, without limitation, all commitment, facility and maintenance fees and fees and disbursements of counsel for the issuing bank, incurred in connection with the establishment and maintenance of the Letter of Credit (or any substitute letter of credit permitted hereby). Parent shall be solely responsible for any reimbursement obligations associated with the Letter of Credit.

                                   ARTICLE III
                                  MISCELLANEOUS

          3.1 Amendment and Modifications. This Agreement may be amended, modified or supplemented at any time by the parties hereto. This Agreement may be amended only by an instrument in writing signed on behalf of all parties.

          3.2 Entire Agreement; Assignment. This Agreement, the Purchase Agreement and the Escrow Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof (other than the Confidentiality Agreement) and (b) shall not be assigned by operation of law or otherwise.

          3.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

          3.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties as provided in the Purchase Agreement.

          3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          3.6 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          3.7 Arbitration. The parties hereto agree to submit any dispute or controversy arising out of or in connection with or relating to this Agreement to final and binding arbitration pursuant to the provisions of Section 9.10 of the Purchase Agreement. The parties hereby acknowledge and agree that, except as set forth in Section 9.10 of the Purchase Agreement or in the arbitration rules of the American Arbitration Association as in effect from time to time, the arbitration procedure and any Final Determination (as defined in the Purchase Agreement) hereunder shall be governed by, and shall be enforced pursuant to applicable New York law.

          3.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          3.10 Parties in Interest.. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                  MEDICAL RESOURCES, INC.



                                                  By:/s/ Duane C. Montopoli
                                                  ------------------------------
                                                  Name:  Duane C. Montopoli
                                                  Title: President & CEO



                                                  REHABCARE GROUP, INC.



                                                  By:/s/ Gregory Eisenhauer
                                                  ------------------------------
                                                  Name:  Gregory Eisenhauer
                                                  Title: Senior Vice President,
                                                                 Acquisitions

                                                                       Exhibit A

             Form of Sight Draft and Certificate of Drawing Language

Sight Draft

[Date]
[Bank]
[Address]
Re:  Irrevocable Standby Letter of Credit No. _________
Pay to the Order of [Escrow Agent] the amount of $______________ drawn under Irrevocable Standby Letter of Credit No. _________, in favor of [Escrow Agent].


                                   ---------------------------------------------
                                   Name:
                                   Title:

Certificate of Drawing on
Letter of Credit No. _________

[Bank]
[Address]
Re:  Irrevocable Standby Letter of Credit No. _________

Ladies and Gentlemen:

The undersigned, the authorized representative of [Escrow Agent] (the "Escrow Agent"), hereby certifies to [Bank] under Irrevocable Standby Letter of Credit No. _______ (the "Letter of Credit"), that:

              1. The undersigned is [president/vice president] of the Escrow Agent and the authorized representative of the Escrow Agent.

              2. All conditions precedent to the making of a drawing under the above-referenced Letter of Credit pursuant to the sight draft accompanying this certificate have been satisfied.

              3. The amount of the sight draft accompanying this certificate does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate in good faith as of the ___ day of _____, __________.


                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                    EXHIBIT 99.1

         REHABCARE GROUP COMPLETES ACQUISITION OF STARMED STAFFING, INC.
                             FROM MEDICAL RESOURCES


          ST. LOUIS, MO, August 17, 1998--RehabCare Group, Inc. (Nasdaq:RHBC) announced the consummation of its acquisition, through RehabCare's wholly-owned subsidiary, Healthcare Staffing Solutions, Inc., (HSSI), of all the outstanding shares of StarMed Staffing, Inc. and related entities.

          StarMed is a provider of temporary staffing of nurses and nurse assistants to hospitals and nursing homes on a short-term and extended-term basis. StarMed is one of the largest providers of temporary registered nurses in the U.S. In 1997 the company reported approximately $58 million in revenues and for the first quarter ended March 31, 1998, they reported approximately $19.8 million in revenues.

          Alan C. Henderson, President and Chief Executive Officer of RehabCare, said: "We are excited about this opportunity as it allows us to meet our two strategic goals of growing our temporary nursing and per diem therapy components of our staffing business. Combined with HSSI, RehabCare's staffing business now has a revenue run rate of approximately $115-120 million."

          Richard C. Stoddard,  President of HSSI, remarked:  "We see tremendous
cross  selling   opportunities   between  HSSI  and  StarMed.  This  acquisition
accelerates the growth of our existing temporary nurse staffing business."

          RehabCare Group, Inc., headquartered in St. Louis, is a leading provider of acute rehabilitation, subacute, outpatient, temporary and permanent therapist and nurse staffing services on a contract basis in conjunction with over 750 hospitals, nursing homes and contract therapy companies in all 50 of the United States.

          Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results.

   CONTACT:  RehabCare Group, Inc.
             Alan C. Henderson, President and Chief Executive Officer John R. Finkenkeller, Senior Vice President and
             Chief Financial Officer
             Betty Cammarata, Manager-Investor Relations
             314/863-7422
                 or
             Morgen-Walke Associates:
             June Filingeri/Jennifer Angell
             Press: Darren Brandt
             212/850-5600